Registration Nos. 2-95786 & 811-4229

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 [ ]

                     Pre-Effective Amendment No. _______ [ ]

                       Post-Effective Amendment No.18    [ ]

                             REGISTRATION STATEMENT
                 UNDER THE INVESTMENT COMPANY ACT OF 1940 [ X ]

                             Amendment No. 21 [ X ]

                          CHURCHILL CASH RESERVES TRUST
               (Exact Name of Registrant as Specified in Charter)

                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 697-6666
                         (Registrant's Telephone Number)

                                EDWARD M.W. HINES
                         Hollyer Brady Smith & Hines LLP
                          551 Fifth Avenue, 27th Floor
                            New York, New York 10176
                     (Name and Address of Agent for Service)

It is proposed that this filing will become effective (check appropriate box):

[___] immediately upon filing pursuant to paragraph (b)
[_ _] on (date)pursuant to paragraph (b)
[___] 60 days after filing pursuant to paragraph (a)(i)
[___] on (date) pursuant to paragraph (a)(i)
[___] 75 days after filing pursuant to paragraph (a)(ii)
[___] on (date) pursuant to paragraph (a)(ii) of Rule 485.
[___] This post-effective amendment designates a new effec-tive date for a previous post-effective amendment.

                                     Part A

                          Churchill Cash Reserves Trust
                   380 Madison Avenue, Suite 2300 * New York,
                          New York 10017 800-437-1020 *
                                  212-697-6666


     The investment objectives and policies and general method of operations of the Trust have been those of a "money-market fund" since its inception. Since January 26, 2001 however, the Trust has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Trust may chose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.

The following material represents the Trust's responses to the applicable items of Form N1-A if it resumes operations as a money- market fund.

The Trust's Objective, Investment Strategies and Main Risks

"What is the Trust's objective?"

     The objective of the Trust is to achieve as high a level of current income, stability and liquidity for investors' cash assets as can be obtained from investing in a diversified portfolio of short-term "money-market" securities meeting specific quality standards.

"What are the Trust's investment strategies?"

     The Trust seeks to attain this objective by investing in short-term money-market securities denominated in U.S. dollars that are of high quality and present minimal credit risks.

     Under the current management policies, the Trust invests only in the following types of obligations:

     (1) U.S. government securities or obligations guaranteed by the U.S. government or its agencies or instrumentalities.

     (2) Bank obligations and instruments secured by them. ("Banks" include commercial banks, savings banks and savings and loan associations.)

     (3) Short-term corporate debt known as "commercial paper."

     (4) Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

     (5) Variable amount master demand notes which are repayable on not more than 30 days' notice.

     (6) Repurchase agreements.

     The Trust seeks to maintain a net asset value of $1.00 per share.

     In general, not more than 5% of the Trust's net assets can be invested in the securities of any issuer.

     The dollar weighted average maturity of the Trust will be 90 days or less and the Trust may buy only those instruments that have a remaining maturity of 397 days or less.

     Securities the Trust buys must present minimal credit risks and at the time of purchase be rated in the two highest rating categories for short-term securities by any two of the nationally recognized statistical rating organizations ("NRSROs"); if they are unrated, they must be determined by the Board of Trustees to be of comparable quality. Some securities may have third-party guarantees to meet these rating requirements.

    The Trust may change any of its management policies without shareholder approval.

  "What are the main risks of investing in the Trust?"

     Although the Trust seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Trust.

     Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Trust's overall 10% limitation on securities which are illiquid. These notes are also subject to credit risk.

     Repurchase agreements involve some risk to the Trust if the other party does not fulfill its obligations under the agreement.

     The value of money-market instruments tends to fall if prevailing interest rates rise.

     Corporate bonds and debentures are subject to interest rate and credit risks.

     Interest rate risk relates to fluctuations in market value arising from changes in interest rates. If interest rates rise, the value of debt securities will normally decline. All fixed-rate debt securities, even the most highly rated, are subject to interest rate risk. Credit risk relates to the ability of the particular issuers of the obligations the Trust owns to make periodic interest payments as scheduled and ultimately repay principal at maturity.

     Investments in foreign banks and foreign branches of United States banks involve certain risks. Foreign banks and foreign branches of domestic banks may not be subject to regulations that meet U.S. standards. Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.

                                Trust Management

Management

     Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017 (the "Manager"), acts as the Trust's Manager under the "Advisory and Administration Agreement." The Manager is responsible for administrative services, including providing for the maintenance of the headquarters of the Trust, overseeing relationships between the Trust and the service providers to the Trust, either keeping the accounting records of the Trust or, at its expense and responsibility, delegating such duties in whole or in part to a company satisfactory to the Trust, maintaining the Trust's books and records and providing other administrative services.



     Under the Advisory and Administration Agreement, the Trust would pay the Manager a fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rate of 0.50 of 1% of such net asset value. Since the Trust ceased operations, all such fees have been waived.


     The Trust's Manager is founder and Manager and/or administrator to the Aquilasm Group of Funds, which consists of tax-free municipal bond funds, money-market funds and equity funds. As of December 31, 2001, these funds had aggregate assets of approximately $3.46 billion, of which approximately $1.4 billion consisted of assets of money-market funds. The Manager, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann, directly, through a trust and through share ownership by his wife.

                            Net Asset Value per Share

     The Trust's net asset value per share is determined as of 4:00 p.m. New York time on each day that the New York Stock Exchange and the Custodian are open (a "Business Day") by dividing the value of the net assets of the Trust (i.e., the value of the assets less liabilities, exclusive of surplus) by the total number of shares outstanding.

     The net asset value per share will normally remain constant at $1.00 per share except under extraordinary circumstances. The net asset value per share is based on a valuation of the Trust's investments at amortized cost.

     The New York Stock Exchange is normally not open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the Exchange may close on other days as well. In addition, the Custodian is not open on Veterans Day.



                           How to Invest in the Trust

     The following is for information only; shares are not currently being offered for sale to the public.


                                    Purchases

"How do I purchase shares?"

Opening an Account

     To open a new account, you must send a properly completed application to PFPC Inc. (the "Agent"). The Trust will not honor redemption of shares purchased by wire payment until a properly completed application has been received by the Agent. The minimum initial investment is $1,000. Subsequent investments may be in any amount.

     You can make investments in any of these three ways:

     1. By Mail. You can make payment by check, money order, Federal Reserve Draft or other negotiable bank draft drawn in United States dollars on a United States commercial or savings bank or credit union (each of which is a "Financial Institution"), payable to the order of Churchill Cash Reserves Trust and mailed to:

     PFPC Inc.
     Attn: Aquilasm Group of Funds
     400 Bellevue Parkway
     Wilmington, DE 19809

     2. By Wire. You can wire Federal funds (monies credited to a bank's account with a Federal Reserve Bank) to PNC Bank, NA.

     To insure prompt and proper crediting to your account, if you choose this method of payment, you should first telephone the Agent (800-437-1000 toll free) and then instruct your bank to wire funds as indicated below:

     PNC BANK, NA
     Philadelphia, PA
     ABA #
     Account #
     FFC: Churchill Cash Reserves Trust

     * Account Name and Number (if an existing account)

     * The name in which the investment is to be registered (if a new account).

     Your bank may impose a charge for wiring funds.

     3. Through Brokers. If you wish, you may invest in the Trust by purchasing shares through registered broker-dealers.

     The Trust imposes no sales or service charge, although broker-dealers may make reasonable charges to their customers for their services. The services to be provided and the fees therefor are established by each broker-dealer acting independently; broker-dealers may establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Trust. Broker-dealers are responsible for prompt transmission of orders placed through them.

Opening an Account                Adding to An Account

* Make out a check for             * Make out a check for
the investment amount              the investment amount
payable to                         payable to
Churchill Cash Reserves            Churchill Cash Reserves
Trust.                             Trust.

* Complete the application         * Fill out the pre-printed
included  with the Prospectus,     stub attached
indicating the features            to the Trust's confirmations.
you wish to authorize.             or supply the name(s)
                                   of account owner(s),
                                   the account number and
                                   the name of the Trust.

* Send your check and              * Send your check and
completed application              completed account information
to your dealer or                  to your dealer or
to the Trust's Agent, PFPC         to the Trust's Agent, PFPC
Inc., or                           Inc., or

* Wire funds as described          * Wire funds as described above above.


     Be sure to supply the name(s) of account owner(s), the account number, and the name of the Trust.


"Can I transfer funds electronically?"

     You can have funds transferred electronically, in amounts of $50 or more, from your Financial Institution if it is a member of the Automated Clearing House. You may make investments through two electronic transfer features, "Automatic Investment" and "Telephone Investment."

          * Automatic Investment You can authorize a pre-determined amount to be regularly transferred from your account.

          * Telephone Investment You can make single investments of up to $50,000 to be made by telephone instructions to the Agent.

     Before you can transfer funds electronically, the Trust's Agent must have your completed Application authorizing these features. If you initially decide not to choose these conveniences and then later wish to do so, you must complete a Ready Access Features Form, which is available from the Distributor or Agent. The Trust may modify or terminate these investment methods or charge a service fee, upon 30 days' written notice to shareholders.

When Shares are Issued and Dividends are Declared on Them

The Trust issues shares two ways.

     First Method - ordinary investments. You will be paid dividends starting on the day (whether or not a Business Day) after the first Business Day on which your purchase order has been received in proper form and funds have become available for investment. You will be paid a dividend on the day on which your shares are redeemed.

"When will funds be available so that my order will become effective under the First Method?"

     The Trust must have payment for your purchase available for investment before 4:00 p.m. New York time on a Business Day for your order to be effective on that Business Day. Your order is effective and you will receive the next determined net asset value per share depending on the method of payment you choose, as follows.

Payment Method      When will an order  When will an order
received before     received after
                    4:00 p.m. on a      4:00 p.m. on a
                    Business Day        Business Day
                    be deemed           be deemed
                    effective?          effective?


By wire in
Federal funds or
Federal Reserve
Draft               That day            Next Business Day

By wire not
in Federal funds    4:00 p.m. on the    4:00 p.m. on the
                    Business Day        Business Day
                    converted to        converted to
                    Federal funds       Federal funds
                    (normally the       (normally the
                    next Business       next Business
                    Day)                Day)

By Check            4:00 p.m. on the    4:00 p.m. on the
                    Business Day        Business Day
                    converted to        converted to
                    Federal funds       Federal funds
                    (normally           (normally
                    two Business        two Business
                    Days for checks     Days for checks
                    on banks in the     on banks in the
                    Federal Reserve     Federal Reserve
                    System, longer      System, longer
                    for other banks)    for other banks)

Automatic
Investment          The day you specify;
                    if it is not a
                              Business Day, on the
                    next Business Day

Telephone
Investment          That day       Next Business Day

     All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued. (The Agent will convert wires and checks to Federal funds as your agent.)

     Second Method- For broker-dealers or banks which have requested that this method be used, to which request the Trust has consented. You will be paid dividends starting on the day on which your purchase order has been received in proper form and funds have become available for investment. You will not be paid a dividend on the day on which your shares are redeemed.

"When will my order be effective under the Second Method?"

     Your purchase order is effective and your funds are invested as follows:

     On that day, if

     (i) you advise the Agent before 1:00 p.m. New York time on a Business Day of a dollar amount to be invested; and

     (ii) Your payment in Federal funds is received by wire on that day.

     The second investment method is available to prospective investors in shares of the Trust who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request the Trust will advise you as to the broker-dealers or banks through which such purchases may be made.

     The Agent will maintain records as to which of your shares were purchased under each of the two investment methods set forth above. If you make a redemption request and have purchased shares under the first or second methods, the Agent will, unless you otherwise request as to such redemption, redeem those shares first purchased, regardless of the method under which they were purchased.

     Under each method, shares are issued at the net asset value per share next determined after the purchase order is received in proper form. Under each method, the Application must be properly completed and have been received in proper form by the Agent; the Trust or the Distributor may also reject any purchase order. Under each method, Federal funds (see above) must either be available to the Trust or the payment thereof must be guaranteed to the Trust so that the Trust can be as fully invested as practicable.

"Transfer on Death"("TOD") Registration

     The Trust generally permits "transfer on death" ("TOD") registration of shares, so that on the death of the shareholder the shares are transferred to a designated beneficiary or beneficiaries. Ask the Agent or your broker-dealer for the Transfer on Death Registration Request Form. With it you will receive a copy of the TOD Rules of the Aquilasm Group of Funds, which specify how the registration becomes effective and operates. By opening a TOD Account, you agree to be bound by the TOD Rules.

                            Redeeming Your Investment

     You may redeem some or all of your shares by a request to the Agent. Shares will be redeemed at the next net asset value determined after your request has been received in proper form.

     There is no minimum period for investment in the Trust, except for shares recently purchased by check or by Automatic or Telephone Investment as discussed below.

A redemption may result in a tax liability for you.

How to Redeem Your Investment

By mail, send instructions to:

PFPC Inc.
Attn: Aquilasm Group of Funds
400 Bellevue Parkway
Wilmington, Delaware 19809

By telephone, call:

800-437-1000

By FAX, send instructions to: 302-791-1777

For liquidity and convenience, the Trust offers expedited redemption.

Expedited Redemption Methods
(Non-Certificate Shares Only)

     You may request expedited redemption for any shares not issued in certificate form in two ways:

     1 By Telephone. The Agent will accept instructions from anyone by telephone to redeem shares and make payments:

     a) to a Financial Institution account you have previously specified or

     b) by check in the amount of $50,000 or less, mailed to the same name and address (which has been unchanged for the past 30 days) as the account from which you are redeeming. You may only redeem by check via telephone request once in any 7-day period.

                              Telephoning the Agent


     Whenever you telephone the Agent, please be prepared to supply:

          *    account name(s) and number

          *    name of the caller

          * the social security number registered to the account

          *    personal identification

Note: Check the accuracy of your confirmation statements immediately. The Trust, the Agent, and the Distributor are not responsible for losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify a caller's identity. The Agent may record calls.

     2 By FAX or Mail. You may request redemption payments to a predesignated Financial Institution account by a letter of instruction sent to the Agent: PFPC Inc., by FAX at 302-791-1777 or by mail to 400 Bellevue Parkway, Wilmington, DE 19809. The letter, signed by the registered shareholder(s) (no signature guarantee is required), must indicate:

          *    account name(s)

          *    account number

          *    amount to be redeemed

          *    any payment directions

     To have redemption proceeds sent directly to a Financial Institution account, you must complete the Expedited Redemption section of the Application or a Ready Access Features Form. You will be required to provide (1) details about your Financial Institution account, (2) signature guarantees and (3) possible additional documentation.

     The name(s) of the shareholder(s) on the Financial Institution account must be identical to those on the Trust's records of your account.

     You may change your designated Financial Institution account at any time by completing and returning a revised Ready Access Features Form.

     3 By Check. The Agent will, upon request, provide you with forms of drafts ("checks") drawn on PNC Bank, NA (the "Bank"). This feature is not available if your shares are represented by certificates. These checks represent a further alternative redemption means and you may make them payable to the order of anyone in any amount of not less than $100. You will be subject to the Bank's rules and regulations governing its checking accounts. If the account is registered in more than one name, each check must be signed by each account holder exactly as the names appear on the account registration, unless expressly stated otherwise on your application.

     There is no charge for the maintenance of this special check writing privilege or for the clearance of any checks.

     When such a check is presented to the Bank for payment, a sufficient number of full and fractional shares in your account will be redeemed to cover the amount of the check. This check writing redemption procedure enables you to continue receiving dividends on those shares equaling the amount being redeemed by check until such time as the check is actually presented to the Bank for payment.

     Because these checks are paid by redemption of shares in your account, you should be certain that adequate shares are in the account to cover the amount of the check. If insufficient redeemable shares are in the account, the redemption check will be returned marked "insufficient funds." The fact that redemption checks are drafts may also permit a bank in which they are deposited to delay crediting the account in question until that bank has received payment funds for the redemption check. Note: You cannot use checks to redeem shares represented by certificates. If you purchase shares by check, you cannot use checks to redeem them until 15 days after your purchase.

     You may not present checks directly to any branch of the Bank. This does not affect checks used for the payment of bills or cashed at other banks. You may not use checks to redeem the entire balance of your account, since the number of shares in your account changes daily through dividend payments, which are automatically reinvested in full and fractional shares. Only expedited redemption to a predesignated bank account or the regular redemption method (see below) may be used when closing your account.

     Multiple Redemption Services. You are not limited in choice of redemption methods but may utilize all available forms. However, when both redemption to a predesignated Financial Institution account and check writing are desired, you must so elect on your application, or by proper completion of a Ready Access Features Form.

Regular Redemption Method
(Certificate and Non-Certificate Shares)

Certificate Shares. Mail to the Trust's Agent: (1) blank
(unsigned) certificates for the shares to be redeemed, (2) redemption instructions, and (3) a stock assignment form.

     To be in "proper form," items (2) and (3) must be signed by the registered shareholder(s) exactly as the account is registered. For a joint account, both shareholder signatures are necessary.

     For your protection, mail certificates separately from signed redemption instructions. We recommend that certificates be sent by registered mail, return receipt requested.

     We may require additional documentation for certain types of shareholders such as corporations, partnerships, trustees or executors, or if redemption is requested by someone other than the shareholder of record. The Agent may require signature guarantees if insufficient documentation is on file.

     We do not require a signature guarantee for redemptions up to $50,000, payable to the record holder, and sent to the address of record, except as noted above. In all other cases, signatures must be guaranteed.

     Your signature may be guaranteed by any:

          *    member of a national securities exchange

          *    U.S. bank or trust company

          *    state-chartered savings bank

          *    federally chartered savings and loan association

          *    foreign bank having a U.S. correspondent bank; or

          *    participant in the Securities Transfer Association
          Medallion Program ("STAMP"), the Stock Exchanges
          Medallion Program ("SEMP") or the New York Stock
          Exchange, Inc. Medallion Signature Program ("MSP")

A notary public is not an acceptable signature guarantor.

     Non-Certificate Shares. You must use the Regular Redemption Method if you have not chosen Expedited Redemption to a predesignated Financial Institution account. To redeem by this method, send a letter of instruction to the Trust's Agent, which includes:

          *    Account name(s)

          *    Account number

          * Dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed

          * Payment instructions (we normally mail redemption proceeds to your address as registered with the Trust)

          *    Signature(s) of the registered shareholder(s) and

          * Signature guarantee(s), if required, as indicated above

"When will I receive the proceeds of my redemption?"

     Redemption proceeds are normally sent, as shown below, to your address of record on the next business day following receipt of your redemption request in proper form. Except as described below, the Trust will send payments within 7 days.

Redemption          Method of Payment              Charges

Under $1,000        Check                          None

$1,000 or more      Check or, if and as            None
                    you requested on your
                    Application or Ready Access
                    Features Form, wired
                    or transferred through
                    the Automated Clearing
                    House to your Financial
                    Institution Account
Through a broker
/dealer             Check or wire, to your         None.
                    broker/dealer                  However,
                                                   your broker/
                                                   may charge a
                                                   fee.

     Redemption proceeds on shares issued under the second method will be wired in Federal funds on the date of redemption, if practicable, or as soon thereafter as practicable, irrespective of amount. Redemption requests as to such shares may be made by telephone.

     Although the Trust does not currently intend to, it can charge up to $5.00 per wire redemption, after written notice to shareholders who have elected this redemption procedure. Upon 30 days' written notice to shareholders the Trust may modify or terminate the use of the Automated Clearing House to make redemption payments at any time or charge a service fee, although no such fee is presently contemplated. If any such changes are made, the Prospectus will be supplemented to reflect them.

     The Trust may delay payment for redemption of shares recently purchased by check (including certified, cashier's or official bank check) or by Automatic Investment or Telephone Investment up to 15 days after purchase; however, payment for redemption will not be delayed after (i) the check or transfer of funds has been honored, or (ii) the Agent receives satisfactory assurance that your Financial Institution will honor the check or transfer of funds. You can eliminate possible delays by paying for purchased shares with wired funds or Federal Reserve drafts.

     The Trust has the right to postpone payment or suspend redemption rights during certain periods. These periods may occur (i) when the New York Stock Exchange is closed for other than weekends and holidays, (ii) when the Securities and Exchange Commission (the "SEC") restricts trading on the New York Stock Exchange, (iii) when the SEC determines an emergency exists which causes disposal of, or determination of the value of, the portfolio securities to be unreasonable or impracticable, and (iv) during such other periods as the SEC may permit.

     The Trust can redeem your shares if their value totals less than $500 as a result of redemptions or failure to meet and maintain the minimum investment level under an Automatic Investment Program. Before such a redemption is made, we will send you a notice giving you 60 days to make additional investments to bring your account up to the minimum.

     Redemption proceeds may be paid in whole or in part by distribution of the Trust's portfolio securities ("redemption in kind")in conformity with SEC rules. This method would only be used if the Trustees determine that payments partially or wholly in cash would be detrimental to the best interests of the remaining shareholders.

"Is there an Automatic Withdrawal Plan?"

     Yes. Under an Automatic Withdrawal Plan you can arrange to receive a monthly or quarterly check in a stated amount, not less than $50.

                           Dividends And Distributions

     The Trust will declare all of its net income for dividend purposes daily as dividends. If you redeem all of your shares, you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares issued under the "second" method.

     You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends.

     Dividends will be taxable to you as ordinary income, even though reinvested. Statements as to the tax status of your dividends will be mailed annually.

     It is possible but unlikely that the Trust may have realized long-term capital gains or losses in a year.

     Dividends will automatically be reinvested in full and fractional shares of the Trust at net asset value unless you elect otherwise.

     You may choose to have all or any part of the payments for dividends paid in cash. You can elect to have the cash portion of your dividends deposited, without charge, by electronic funds transfers into your account at a financial institution, if it is a member of the Automated Clearing House.

     You can make any of these elections on the Application, by a Ready Access Features Form or by a letter to the Agent. Your election to receive some or all of your dividends in cash will be effective as of the next payment of dividends after it has been received in proper form by the Agent. It will continue in effect until the Agent receives written notification of a change.

     All shareholders, whether their dividends are received in cash or reinvested, will receive a monthly statement indicating the current status of their account.

     If you do not comply with laws requiring you to furnish taxpayer identification numbers and report dividends, the Trust may be required to impose backup withholding at a rate of 31% upon payment of redemptions and dividends.

Distribution Arrangements

Confirmations and Share Certificates

     A statement will be mailed to you confirming each purchase of shares in the Trust. Accounts are rounded to the nearest 1/1000th of a share. The Trust will not issue share certificates unless you so request from the Agent in writing and declare a need for such certificates, such as a pledge of shares or an estate situation. If you have certificates issued, Expedited Redemption methods described above will not be available and delay and expense may be incurred if you lose the certificates. The Trust will not issue certificates for fractional shares or to shareholders who have elected the checking account or predesignated bank account methods of withdrawing cash from their accounts.

     The Trust and the Distributor may reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.

Distribution Plan

     The Trust has adopted a Distribution Plan under Rule 12b-1 under the 1940 Act.

     The Trust's Distribution Plan is solely a "defensive plan" designed to protect the Trust and its affiliates against certain conceivable claims relating to Rule 12b-1. The Distribution Plan does not involve payments out of assets or income of the Trust designed to recognize sales of shares of the Trust or to pay advertising expenses.

                                     Part B

                          CHURCHILL CASH RESERVES TRUST

                               380 Madison Avenue
                                   Suite 2300
                            New York, New York 10017
                                  212-697-6666

This Part B is called the Statement of Additional Information (the "SAI").

This SAI is not a Prospectus. The SAI should be read in conjunction with Part A of Churchill Cash Reserves Trust (the "Trust").

                              FINANCIAL STATEMENTS

The financial statements for the Trust for the year ended September 30, 2001, which are contained in the Annual Report for that fiscal year, are hereby incorporated by reference into the SAI. Those financial statements have been audited by KPMG LLP, independent auditors, whose report thereon is incorporated herein by reference. The Annual Report of the Trust for the fiscal year can be obtained without charge by calling 800-437-1020 toll-free. The Annual Report will be delivered with the SAI.


                          CHURCHILL CASH RESERVES TRUST

                       STATEMENT OF ADDITIONAL INFORMATION

                                  Trust History

     Churchill Cash Reserves Trust is an open-end, diversified management investment company. It was organized in 1984 as a Massachusetts business trust.

                         Investment Strategies and Risks

Additional Information About the Trust's Investments

     Under the current management policies, the Trust invests only in the following types of obligations:

     (1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

     (2) Bank Obligations and Instruments Secured by Them: Bank obligations (i) of U.S. regulated banks having total assets of at least $1.5 billion, which may be domestic banks, foreign branches of such banks or U.S. subsidiaries of foreign banks; (ii) of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) that are fully insured as to principal by the Federal Deposit Insurance Corporation. ("Banks" include commercial banks, savings banks and savings and loan associations.)

     (3) Commercial Paper:  Short-term corporate debt.

     (4) Corporate Debt Obligations: Corporate debt obligations
(for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

     (5) Variable Amount Master Demand Notes: Variable amount master demand notes repayable on not more than 30 days' notice. These notes permit the investment of fluctuating amounts by the Trust at varying rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Trust has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit.

     (6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Trust may invest (see 2 above) or a corporation in whose commercial paper the Trust may invest (see 3 above). If the Trust invests more than 5% of its net assets in such other obligations, the Prospectus will be supplemented to describe them.

     (7) Repurchase Agreements: The Trust may purchase securities subject to repurchase agreements with commercial banks and broker-dealers provided that such securities consist entirely of U.S. Government securities or securities that, at the time the repurchase agreement is entered into, are rated in the highest rating category by two or more nationally recognized statistical rating organizations ("NRSROs").

     (8) When-Issued or Delayed Delivery Securities: The Trust may buy securities on a when-issued or delayed delivery basis. The Trust may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Trust's total assets, less liabilities other than the obligations created by when-issued commitments. When-issued securities are subject to market fluctuation and no interest accrues to the Trust until delivery and payment take place; their value at the delivery date may be less than the purchase price.

Information on Variable Amount Master Demand Notes

     The Trust has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Because these notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. They are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time on not more than thirty days' notice. The Trust has no limitations on the amount of its assets invested in such notes. However, except for those which are payable at principal amount plus accrued interest within seven days after demand, such notes are securities which are not readily marketable, and fall within the Trust's overall 10% limitation on securities with limited liquidity. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must be Eligible Securities and in connection with such purchases and on an ongoing basis, Banc One Investment Advisors Corporation (the "Sub-Adviser") must determine, pursuant to procedures approved by the Board of Trustees, that such obligations present minimal credit risks. In addition, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand or on the specified notice, as the case may be, including a situation in which all holders of such notes make demand simultaneously. Master demand notes, as such, are not typically rated by credit rating agencies, and if not so rated the Trust may invest in them only if at the time of an investment they are determined to be comparable in quality to rated issues in which the Trust can invest.

Information On Insured Bank Obligations

     The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks and savings institutions (collectively, herein, "banks") up to $100,000. The Trust may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless the Board of Trustees determines that a readily available market exists for such obligations, the Trust will invest in them only within a 10% limit unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand.

Information about Certain Other Obligations

     The Trust may purchase obligations other than those listed in categories 1 through 5, but only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Trust may invest or a corporation in whose commercial paper the Trust may invest. If any such guarantee is unconditional and is itself an Eligible Security, the obligation may be purchased based on the guarantee; if any such guarantee is not unconditional, purchase of the obligation can only be made if the underlying obligation is an Eligible Security and meets all other applicable requirements of Rule 2a-7 (the "Rule") of the Securities and Exchange Commission. As of the date of this SAI, the Trust does not own any such obligations and has no present intention of purchasing any. Such obligations can be any obligation of any kind so guaranteed, including, for example, obligations created by "securitizing" various kinds of assets such as credit card receivables or mortgages. If the Trust invests in these assets, they will be identified in the Trust's Prospectus and described in the SAI.

U.S. Government Securities

     The Trust may invest in U.S Government Securities (i.e., obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), which include securities issued by the U.S. Government, such as Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities). All Treasury securities are backed by the full faith and credit of the United States.

     The Trust may invest in securities of U.S. government agencies and instrumentalities that issue or guarantee securities. These include, but are not limited to, the Farmers Home Administration, Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Financing Corporation, Government National Mortgage Association, Resolution Funding Corporation, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.

     Securities issued or guaranteed by U.S. government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Trust will invest in government securities, including securities of agencies and instrumentalities only the Sub-Adviser, acting under procedures approved by the Board of Trustees, is satisfied that these obligations present minimal credit risks.

Portfolio Turnover

     In general, the Trust will purchase securities with the expectation of holding them to maturity. However, the Trust may to some degree engage in short-term trading to attempt to take advantage of short-term market variations. The Trust may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Trust will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Trust invests. (In the usual calculation of portfolio turnover, securities of the type in which the Trust invests are excluded; consequently, the high turnover which the Trust will have is not comparable to the turnover of non-money-market investment companies.)

When-Issued and Delayed Delivery Securities

     The Trust may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time the Trust makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Trust will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. The Trust will maintain and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Trust will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Trust chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

Diversification and Certain Industry Requirements

     The Trust has a rule, under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Trust considers the industry of the issuer to be that of the related operating company.

                                 Trust Policies
Investment Restrictions

     The Trust has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies," may not be changed unless the holders of a majority, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Trust's outstanding shares vote to change them. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Trust means the vote of the holders of the lesser of (a) 67% or more of the Trust's shares present at a meeting or represented by proxy if the holders of more than 50% of its shares are so present or represented, or (b) more than 50% of its outstanding shares. Those fundamental policies of the Trust are as follows.

1. The Trust invests only in certain limited securities.

     The Trust cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

The Trust cannot purchase or hold the securities of any issuer i f, to its knowledge, Trustees, Directors or officers of the Trust, its Adviser or Sub-Adviser, who individually own beneficially more than 0.5% of the securities of that issuer, together own in the aggregate more than 5% of such securities.

     The Trust cannot buy real estate or any non-liquid interests in real estate investment trusts; however, it can buy any securities which it could otherwise buy even though the issuer invests in real estate or interests in real estate.

2. Almost all of the Trust's assets must be in established companies.

     Only 5% of the Trust's total assets may be in issuers less than three years old, that is, which have not been in continuous operation for at least three years. This includes the operations of predecessor companies.

3. The Trust does not buy for control.

     The Trust cannot invest for the purpose of exercising control or management of other companies.

4. The Trust does not sell securities it does not own or borrow from brokers to buy securities.

     Thus, it cannot sell short or buy on margin.

5. The Trust is not an underwriter.

     The Trust cannot engage in the underwriting of securities, that is, the selling of securities for others. Also, it cannot invest in restricted securities. Restricted securities are securities which cannot freely be sold for legal reasons.

6. The Trust has diversification and certain anti- concentration requirements.

     The Trust cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.

     The Trust cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer, provided, however that the Trust may invest not more than 25% of its total assets in the First Tier Securities (as defined in Rule 2a-7 under the 1940 Act) of a single issuer for a period of up to three business days after the purchase thereof, and provided, further that the Trust may not make more than one investment in accordance with the foregoing proviso at any time.

     The Trust cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry; U.S. Government Securities and those domestic bank obligations and instruments of domestic banks which the Trust may purchase are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.

     7. The Trust can make loans only by lending securities or entering into repurchase agreements.

     The Trust can buy those debt securities which it is permitted to buy; this is investing, not making a loan. The Trust can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets to specified borrowers (broker-dealers, banks and certain other financial institutions) to increase its income and enter into repurchase agreements. The Trust may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Trust and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

     8. The Trust can borrow only in limited amounts for special purposes.

     The Trust can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and only up to the lesser of the amounts borrowed or 5% of the value of its total assets. The Trust will not borrow to purchase securities or to increase its income but only to meet redemptions so that it will not have to sell securities to pay for redemptions. Interest on borrowings would reduce the Trust's income. The Trust will not purchase any securities while it has any outstanding borrowings which exceed 5% of the value of its assets. Except in connection with borrowings, the Trust will not issue senior securities.

Loans of Portfolio Securities

     The Trust may, to increase its income, lend its securities on a short- or long-term basis to broker-dealers, banks or certain other financial institutions (see below) if (i) the loan is collateralized in accordance with applicable regulatory requirements (the "Guidelines") and if (ii) after any loan, the value of the securities loaned does not exceed 10% of the value of its total assets. As of the date of this SAI, the Trust does not foresee lending securities if after any loan the value of loaned securities exceeds 5% of the value of its total assets. The financial institutions other than broker-dealers or banks to which the Trust can lend its securities are limited to "accredited investors," as that term is defined in Section 2(15) of the Securities Act of 1933. (In general, such institutions are insurance companies, investment companies and certain employee benefit plans.) Under the present Guidelines (which are subject to change) the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, bank letters of credit or U.S. Government securities. To be acceptable as collateral, a letter of credit must obligate a bank to pay amounts demanded by the Trust if the demand meets the terms of the letter. Such terms and the issuing banks would have to be satisfactory to the Trust. Any loan might be secured by any one or more of the three types of collateral. In addition, any such investment must meet the applicable requirements of Rule 2a- 7 under the 1940 Act

     The Trust receives amounts equal to the interest or other distributions on loaned securities and also receives one or more of the negotiated loan fees, interest on securities used as collateral or interest on the securities purchased with such collateral, either of which types of interest may be shared with the borrower. The Trust may also pay reasonable finder's, custodian and administrative fees but only to persons not affiliated with the Trust. The terms of the Trust's loans will meet certain tests under the Internal Revenue Code and permit the Trust to terminate the loan and thus reacquire loaned securities on five days' notice.

                             Management of the Trust

The Board of Trustees

     The business and affairs of the Trust are managed under the direction and control of its Board of Trustees. The Board of Trustees has authority over every aspect of the Trust's operations, including approval of the advisory and sub-advisory agreements and their annual renewal, the contracts with all other service providers and payments under the Trust's Distribution Plan.

Trustees and Officers

     The Trustees and officers of the Trust, their ages, their affiliations, if any, with Aquila Management Corporation, the Manager of the Trust, and their principal occupations during at least the past five years are set forth below. The Trust is one of the Aquilasm Group of Funds, which consists of fourteen funds: five money market funds, seven tax-free municipal bond funds and two equity funds. As of January 1, 2002, the Trustees and officers of the Trust owned less than 1% of its outstanding shares. Mr. Herrmann is an interested person of the Trust as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Trust and a director, officer and shareholder of the Manager and the Distributor.


   In the following material Pacific Capital Cash Assets Trust, Pacific Capital U.S. Government Securities Cash Assets Trust, Pacific Capital Tax-Free Cash Assets Trust, Capital Cash Management Trust and Capital Cash U.S. Government Securities Trust, each of which is a money-market fund, are called the "Aquila Money-Market Funds"; Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon, Tax-Free Fund of Colorado, Churchill Tax-Free Fund of Kentucky, Narragansett Insured Tax-Free Income Fund and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund, are called the "Aquila Bond Funds"; and Aquila Cascadia Equity Fund and Aquila Rocky Mountain Equity Fund are called the "Aquila Equity Funds."







                                   Term of
                                   Office and
                                   Length of                               Number of
                                   Time                                    Portfolios in
                                   Served on                               Trust/Fund
                     Positions     this Fund                               Complex
Name, Address        Held with                Principal Occupation(s)      Overseen     Other Directorships
and Age              This Fund                During Past 5 Years          by Trustee       Held by Trustee

Lacy B. Herrmann                   1 year     Founder and Chairman of the        14     Director or Trustee of OCC
380 Madison Avenue                            Board of Aquila Management                Cash Reserves, Inc. and Quest
New York, NY 10017   President     17 yrs     Corporation, the sponsoring               For Value Accumulation Trust,
                     and Chairman             organization and Manager or               each of which is an open-end
Age: 72              of the Board             Administrator and/or Adviser or           investment company
                     of Trustees              Sub-Adviser to the Aquila Funds,
                                              and Founder, Chairman of the
                                              Board of Trustees and (currently          Director or Trustee of
                                              or until 1998) President of each          Oppenheimer Quest Value Fund,
                                              since its establishment,                  Inc., Oppenheimer Quest
                                              beginning in 1984; Director of            Global Value Fund, Inc. and
                                              Aquila Distributors, Inc.,                Oppenheimer Rochester Group
                                              distributor of the above funds,           of Funds, each of which is an
                                              since 1981, and formerly Vice             open-end investment company
                                              President or Secretary,
                                              1981-1998; President and a
                                              Director of STCM Management
                                              Company, Inc., sponsor and
                                              sub-adviser to Capital Cash
                                              Management Trust and Capital
                                              Cash U.S. Government Securities
                                              Trust; Trustee Emeritus of Brown
                                              University and active in
                                              university, school and
                                              charitable organizations.

Non-interested Trustees

Carroll F. Knicely                 1 year    President of Associated               2    West Kentucky Corporation
505 Augusta Circle                           Publications Inc, Glasgow,
Glasgow, KY 42141    Trustee       4 years   Kentucky; Director and member of           South Gate Plaza, Inc.
                                             the Executive Board of West
Age: 73                                      Kentucky Corporation and Director          Knicely and Knicely, Inc.
                                             and Secretary-Treasurer of South
                                             Gate Plaza, Inc. (owner and
                                             developer of shopping centers and
                                             commercial real estate); Trustee
                                             of Campbellsville University;
                                             formerly Secretary of Commerce and
                                             Commissioner of Commerce of the
                                             Commonwealth of Kentucky.

Theodore T. Mason                  1 year    Executive Director of Louisiana       8    Trustee of OCC Accumulation
26 Circle Drive                              Power Partners, LLC since 1999 and         Trust and the OCC Cash
Hastings-on-Hudson,  Trustee       17 years  of East Wind Power Partners since          Reserves, Inc.
NY 10706                                     1994; First Vice President of the
                                             Alumni Association of SUNY Maritime
Age: 66                                      College (Second Vice President,
                                             1998-2000) and Director of the same
                                             organization since 1997; former
                                             officer of Naval Reserve
                                             Association, Commanding Officer of
                                             four Naval Reserve Units and
                                             Captain, USNR.
Officers of the Trust

Rose F. Marotta                    1 year    Chief Financial Officer of the     N/A       N/A
380 Madison Avenue                           Aquila Funds since 1991 and
New York, NY         Chief         11 years  Treasurer, 1981-1991; Treasurer
10017                Financial               and Director of STCM Management
                     Officer                 Company, Inc., since 1974; Chief
Age: 77                                      Financial Officer of the Manager
                                             since 1984 and of the
                                             Distributor, 1985-2000.

Joseph P. DiMaggio                 1 year    Treasurer of the Aquila Funds;     N/A       N/A
380 Madison Avenue                           Treasurer of Aquila
New York, NY 10017   Treasurer     2 years   Distributors, Inc. since 2000;
                                             Controller of Van Eck Global
Age: 45                                      Funds, 1993-2000.

Edward M. W. Hines                 1 year    Partner of Hollyer Brady Smith &   N/A       N/A
551 Fifth Avenue                             Hines LLP, legal counsel to the
New York, NY         Secretary     17 years  Trust since 1989; Secretary of
10176                                        the Aquila Funds.

Age: 62

John M. Herndon                    1 year    Assistant Secretary of the         N/A       N/A
380 Madison Avenue                           Aquila Funds since 1995 and Vice
New York, NY 10017   Assistant     7 years   President of the five Aquila
                     Secretary               Money-Market Funds since 1990;
Age: 62                                      Vice President of the
                                             Manager/Administrator since 1990.


Lori A. Vindigni                   1 year    Assistant Treasurer of the         N/A       N/A
380 Madison Avenue                           Aquila Funds since 2000,
New York, NY         Assistant     2 years   Assistant Vice President of
10017                Treasurer               Aquila Management Corporation
                                             since 1998, Fund Accountant for
Age: 35                                      the Aquilasm Group of Funds,
                                             1995-1998.

Robert W. Anderson                 1 year    Compliance Officer of Aquila        N/A       N/A
380 Madison Avenue                           Management Corporation since 1998
New York, NY 10017   Assistant     2 years   and Assistant Secretary of the
                     Secretary               Aquila Funds since 2000;
Age: 61                                      Consultant, The Wadsworth Group,
                                             1995-1998.








Compensation of Trustees

     The Trust does not pay fees to Trustees affiliated with the Manager or to any of the Trust's officers. During the fiscal year ended September 30, 2001, the Trust paid $15,501 in Trustee Compensation to its other Trustees. The Trust is one of the 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and equity funds. The following table lists the compensation of all current Trustees who received compensation from the Trust and the compensation they received during the Trust's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Trust or any of the other funds in the Aquila group.

                                   Compensation        Number of
                                   from all            boards which
               Compensation        funds in the        the Trustee
Name           from the Trust      Aquila Group        now serves

Carroll F.          $1,950          $8,100             2
Knicely

Theodore T.          1,950         $47,550             8
Mason


                             Ownership of Securities

     On January 26, 2002, the Manager held of record 1002 of the Trust's shares, all of the shares then outstanding.

             Investment Advisory and Other Services

The Investment Advisory and Administration Agreement

     The Investment Advisory and Administration Agreement provides that subject to the direction and control of the Board of Trustees of the Trust, the Manager shall provide all administrative services to the Trust other than those relating to its investment portfolio which have been delegated to a Sub-Adviser of the Trust under a Sub-Advisory Agreement; as part of such administrative duties, the Manager shall:

     (i) provide office space, personnel, facilities and equipment for the performance of the following functions and for the maintenance of the headquarters of the Trust;

     (ii) oversee all relationships between the Trust and any sub-adviser, transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for the effective operation of the Trust and for the sale, servicing or redemption of the Trust's shares;

     (iii) either keep the accounting records of the Trust, including the computation of net asset value per share and the dividends (provided that if there is a Sub-Adviser, daily pricing of the Trust's portfolio shall be the responsibility of the Sub-Adviser under the Sub-Advisory Agreement) or, at its expense and responsibility, delegate such duties in whole or in part to a company satisfactory to the Trust;

     (iv) maintain the Trust's books and records, and prepare (or assist counsel and auditors in the preparation of) all required proxy statements, reports to the Trust's shareholders and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmental agencies, and tax returns, and oversee the insurance relationships of the Trust;

     (v) prepare, on behalf of the Trust and at the Trust's expense, such applications and reports as may be necessary to register or maintain the registration of the Trust and/or its shares under the securities or "Blue-Sky" laws of all such jurisdictions as may be required from time to time;

     (vi) respond to any inquiries or other communications of shareholders of the Trust and broker-dealers, or if any such inquiry or communication is more properly to be responded to by the Trust's shareholder servicing and transfer agent or distributor, oversee such shareholder servicing and transfer agent's or distributor's response thereto.

     The Agreement contains provisions relating to compliance of the investment program, responsibility of the Manager for any investment program managed by it, allocation of brokerage, and responsibility for errors that are substantially the same as the corresponding provisions in the Sub-Advisory Agreement.

     The Agreement provides that the Manager shall, at its own expense, provide office space, facilities, equipment, and personnel for the performance of its functions thereunder and shall pay all compensation of Trustees, officers, and employees of the Trust who are affiliated persons of the Manager.

     The Trust shall bear the costs of preparing and setting in type its prospectuses, statements of additional information and reports to its shareholders, and the costs of printing or otherwise producing and distributing those copies of such prospectuses, statements of additional information and reports as are sent to its shareholders. All costs and expenses not expressly assumed by the Manager under the agreement or otherwise by the Manager, administrator or principal underwriter or by any Sub-Adviser shall be paid by the Trust, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of its Trustees other than those affiliated with the Manager or such sub-adviser, administrator or principal underwriter; (v) legal and audit expenses; (vi) custodian and transfer agent, or shareholder servicing agent, fees and expenses;
(vii) expenses incident to the issuance of its shares (including issuance on the payment of, or reinvestment of, dividends); (viii) fees and expenses incident to the registration under Federal or State securities laws of the Trust or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Trust; (x) all other expenses incidental to holding meetings of the Trust's shareholders; and (xi) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligations for which the Trust may have to indemnify its officers and Trustees.

     Under the Advisory and Administration Agreement, the Trust will pay to Aquila a fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rate of 0.50 of 1% of such net asset value.

     The Agreement provides that the Sub-Advisory Agreement may provide for its termination by the Manager upon reasonable notice, provided, however, that the Manager agrees not to terminate the Sub-Advisory Agreement except in accordance with such authorization and direction of the Board of Trustees, if any, as may be in effect from time to time.

     The Agreement provides that it will, unless terminated as hereinafter provided, continue in effect from year to year but only so long as such continuance is specifically approved at least annually (1) by a vote of the Trust's Board of Trustees, including a vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the 1940
Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Trust and by such a vote of the Trustees.

     The Agreement provides that it may be terminated by the Manager at any time without penalty upon giving the Trust sixty days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Manager sixty days' written notice (which notice may be waived by the Manager), provided that such termination by the Trust shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the 1940 Act) of the voting securities of the Trust outstanding and entitled to vote. The specific portions of the Agreement which relate to providing investment advisory services will automatically terminate in the event of the assignment (as defined in the 1940 Act) of the Agreement, but all other provisions relating to providing services other than investment advisory services will not terminate, provided however, that upon such an assignment the annual fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day shall be reduced to the annual rate of 0.17 of 1% of such net asset value.

Information about the Manager

Management Fees

     During the fiscal years ended September 30, 2001, 2000 and 1999 the Trust incurred Management fees as follows:

                    Manager

          2001       $99,961 (1)

          2000      $368,767 (2)

          1999      $479,780 (3)


(1)$28,226 was waived
(2)$65,667 was waived
(3)$52,894 was waived


Transfer Agent, Custodian and Auditors


     The Trust does not offer shares and has no transfer agent.

     The Trust's Custodian is Bank One Trust Company N.A., 100 East Broad Street, Columbus, Ohio 43271; it receives, holds and delivers the Trust's portfolio securities (including physical securities, book-entry securities, and securities in depositories) and money, performs related accounting functions and issues reports to the Trust.

     The Trust's auditors, KPMG LLP, 757 Third Avenue, New York, New York 10017 perform an annual audit of the Trust's financial statements.

Brokerage Allocation and Other Practices

       During the fiscal years ended September 30, 2001, 2000 and 1999, all of the Trust's transactions were principal transactions and no brokerage commissions were paid. Brokerage allocation and other practices relating to brokerage are set forth in the description of the the Investment Advisory and Administration Agreement provide that in connection with its duties to arrange for the purchase and sale of portfolio securities, the Manager shall select such broker-dealers ("dealers") as shall, in the Adviser's judgment, implement the policy of the Trust to achieve "best execution," i.e., prompt, efficient and reliable execution of orders at the most favorable net price. The Manager shall cause the Trust to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Manager determines that better price or execution may be obtained by paying such commissions; the Trust expects that most transactions will be principal transactions at net prices and that the Trust will incur little or no brokerage costs. The Trust understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Manager is authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Manager determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Manager's overall responsibilities as to the accounts as to which it exercises investment discretion. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Manager is authorized, in making such allocation, to consider (i) whether a dealer has provided research services, as further discussed below; and (ii) whether a dealer has sold shares of the Trust or any other investment company or companies having the Manager as its investment adviser or having the same Manager, Manager or principal underwriter as the Trust. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic or institutional activities. The Trust recognizes that no dollar value can be placed on such research services or on execution services, that such research services may or may not be useful to the Trust and/or other accounts of the Manager and that research received by such other accounts may or may not be useful to the Trust.

Limitation of Redemptions in Kind

     The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Trust during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, the Trust will have the option of redeeming the excess in cash or in kind. If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash. The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under "Net Asset Value Per Share" in Part A, and such valuation will be made as of the same time the redemption price is determined.

                              Capital Stock

     The Trust has one class of shares. Each share represents an equal proportionate interest in the Trust with each other share. Upon liquidation of the Trust, shareholders are entitled to share pro-rata in the net assets of the Trust available for distribution to shareholders. Shares are fully paid and nonassessable, except as set forth in the following paragraph; holders of shares have no pre- emptive or conversion rights. Voting rights of shareholders cannot be modified other than by shareholder vote.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a trust such as the Trust, may, under certain circumstances, be held personally liable as partners for the obligations of the trust. For shareholder protection, however, an express disclaimer of shareholder liability for acts or obligations of the Trust is contained in the Declaration of Trust, which requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Trust. The Declaration of Trust provides for indemnification out of the Trust's property of any shareholder held personally liable for the obligations of the Trust. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Trust itself would be unable to meet its obligations. In the event the Trust had two or more Series, and if any such Series were to be unable to meet the obligations attributable to it (which, as is the case with the Trust, is relatively remote), the other Series would be subject to such obligations, with a corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.

     The Declaration of Trust further indemnifies the Trustees of the Trust and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

          Purchase, Redemption, and Pricing of Shares

Amortized Cost Valuation

     The Trust operates under Rule 2a-7 (the "Rule") of the Securities and Exchange Commission which permits it to value its portfolio on the basis of amortized cost. The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

     While the amortized cost method provides certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Trust would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Trust's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. The converse would apply in a period of rising interest rates.

     Under the Rule, the Trust's Board of Trustees must establish, and has established, procedures (the "Procedures") designed to stabilize at $1.00, to the extent reasonably possible, the Trust's price per share as computed for the purpose of sales and redemptions. Such procedures must include review of the Trust's portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Trust's net asset value calculated by using available market quotations deviates from the per share value based on amortized cost. "Available market quotations" may include actual market quotations (valued at the mean between bid and asked prices), estimates of market value reflecting current market conditions based on quotations or estimates of market value for individual portfolio instruments or values obtained from yield data relating to a directly comparable class of securities published by reputable sources.

     Under the Rule, if the extent of any deviation between the net asset value per share based upon "available market quotations" (see above) and the net asset value per share based on amortized cost exceeds $0.005, the Board of Trustees must promptly consider what action, if any, will be initiated. When the Board of Trustees believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a net asset value per share using available market quotations. The Procedures include changes in the dividends payable by the Trust under specified conditions, as described below under "Computation of Daily Dividends." This portion of the Procedures provides that actions that the Trustees would consider under certain circumstances can be taken automatically.

Computation of Daily Dividends

     Under the Procedures which the Trust's Board of Trustees has adopted relating to amortized cost valuation, the calculation of the Trust's daily dividends will change under certain circumstances from that indicated in the Prospectus. If on any day the deviation between net asset value determined on an amortized cost basis and that determined using market quotations is $0.003 or more, the amount of such deviation will be added to or subtracted from the daily dividend to the extent necessary to reduce such deviation to within $0.003.

     If on any day there is insufficient net income to absorb any such reduction, the Board of Trustees would be required under the Rule to consider taking other action if the deviation, after eliminating the dividend for that day, exceeds $0.005. One of the actions which the Board of Trustees might take could be the elimination or reduction of dividends for more than one day.

Automatic Withdrawal Plan

     If you own or purchase shares of the Trust having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50. Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan. All dividends must be reinvested.

     Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments. Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.

     Redemption of shares for withdrawal purposes may reduce or even liquidate the account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.


Transfer on Death("TOD")Registration

    Each of the funds in the Aquilasm Group of Funds now permits registration of its shares in beneficiary form, subject to the funds' rules governing Transfer on Death ("TOD") registration, if the investor resides in a state that has adopted the Uniform Transfer on Death Security Registration Act (a "TOD State"; for these purposes, Missouri is deemed to be a TOD State). This form of registration allows you to provide that, on your death, your shares are to be transferred to the one or more persons (to a maximum of three) that you specify as beneficiaries. To register shares of the Trust in TOD form, complete the special TOD Registration Request Form and review the Rules Governing TOD Registration; both are available from the Agent. The Rules, which are subject to amendment upon 60 days' notice to TOD account owners, contain important information regarding TOD accounts with the Trust; by opening such an account you agree to be bound by them, and failure to comply with them may result in your shares' not being transferred to your designated beneficiaries. If you open a TOD account with the Trust that is otherwise acceptable but, for whatever reason, neither the Trust nor the Transfer Agent receives a properly completed TOD Registration Request Form from you prior to your death, the Trust reserves the right not to honor your TOD designation, in which case your account will become part of your estate.

      You are eligible for TOD registration only if, and as long as, you reside in a TOD State. If you open a TOD account and your account address indicates that you do not reside in a TOD State, your TOD registration will be ineffective and the Trust may, in its discretion, either open the account as a regular (non-TOD) account or redeem your shares. Such a redemption may result in a loss to you and may have tax consequences. Similarly, if you open a TOD account while residing in a TOD State and later move to a non-TOD State, your TOD registration will no longer be effective. In both cases, should you die while residing in a non-TOD State the Trust reserves the right not to honor your TOD designation. At the date of this SAI, most states are TOD States.

 Distribution Plan

     The Trust has adopted a Distribution Plan (the "Plan") under Rule 12b-1 ("Rule 12b-1") under the 1940 Act. Rule 12b-1 provides in substance that an investment company may not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of its shares except pursuant to a plan adopted under Rule 12b-1. The Plan is designed to protect against any claim involving the Trust that the administration fee and some of the expenses which the Trust pays or may pay come within the purview of Rule 12b-1. The Trust believes it is not financing any such activity and does not consider such fee or any payment enumerated in the Plan as so financing any such activity. However, it might be claimed that such fee and some of the expenses the Trust pays come within the purview of Rule 12b-1. If and to the extent that any payments (including fees) specifically listed in the Plan are considered to be primarily intended to result in or are indirect financing of any activity which is primarily intended to result in the sale of Trust shares, these payments are authorized under the Plan.

     As used in the Plan, "Qualified Recipients" means (i) any principal underwriter or underwriters of the Trust (other than a principal underwriter which is an affiliated person, or an affiliated person of an affiliated person, of the Manager) and (ii) broker-dealers or others selected by Aquila Management Corporation (the "Manager") with which it has entered into written agreements ("Related Agreements") contemplated by Rule 12b-1 and which have rendered assistance (whether direct, administrative or both) in the distribution and/or retention of the Trust's shares or servicing shareholder accounts. "Qualified Holdings" means, as to any Qualified Recipient, all Trust shares beneficially owned by such Qualified Recipient or by one or more of customers (brokerage or other) or other contacts and/or its investment advisory or other clients, if the Qualified Recipient was, in the sole judgment of the Manager, instrumental in the purchase and/or retention of such Trust shares and/or in providing administrative assistance in relation thereto.

     The Plan permits the Manager to make payments ("Permitted Payments") to Qualified Recipients. These Permitted Payments are made by the Manager and are not reimbursed by the Trust to the Manager. Permitted Payments may not exceed, for any fiscal year of the Trust (pro-rated for any fiscal year which is not a full fiscal year), 0.10 of 1% of the average annual net assets of the Trust. The Manager shall have sole authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) to determine the amount of Permitted Payments, if any, to each Qualified Recipient, provided that the total Permitted Payments to all Qualified Recipients do not exceed the amount set forth above. The Manager is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient. Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient.

     The Plan recognizes that, in view of the Permitted Payments and bearing by the Manager of certain distribution expenses, the profits, if any, of the Manager are dependent primarily on the administration fees paid by the Trust to the Manager and that its profits, if any, would be less, or losses, if any, would be increased due to such Permitted Payments and the bearing by it of such expenses. If and to the extent that any such administration fees paid by the Trust might, in view of the foregoing, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by the Trust, the payment of such fees is authorized by the Plan.

     The Plan does not contain any limit as to the source of the assets, which the Manager may use to make Permitted Payments under the Plan, and therefore it may use any of its assets for such purpose, whether or not such assets are derived from the Administration fee.

     The Plan also states that if and to the extent that any of the payments listed below are considered to be "primarily intended to result in the sale of" shares issued by the Trust within the meaning of Rule 12b-1, such payments are authorized under the Plan: (i) the costs of the preparation of all reports and notices to shareholders and the costs of printing and mailing such reports and notices to existing shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Trust or other funds or other investments; (ii) the costs of the preparation and setting in type of all prospectuses and statements of additional information and the costs of printing and mailing all prospectuses and statements of additional information to existing shareholders; (iii) the costs of preparation, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Trust's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, statements of additional information, proxies and proxy statements; (v) all fees and expenses relating to the registration or qualification of the Trust and/or its shares under the securities or "Blue-Sky" laws of any jurisdiction; (vi) all fees under the Securities Act of 1933 and the 1940 Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Trust's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of the preparation and mailing of confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of investors or prospective investors. The Plan states that whenever the Manager bears the costs, not borne by the Trust's Distributor, of printing and distributing all copies of the Trust's prospectuses, statements of additional information and reports to shareholders which are not sent to the Trust's shareholders, or the costs of supplemental sales literature and advertising, such payments are authorized.

     The Plan states that while it is in effect, the selection and nomination of those Trustees of the Trust who are not "interested persons" of the Trust shall be committed to the discretion of such disinterested Trustees but that nothing in the Plan shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Trustees.

     The Plan states that while it is in effect, the Trust's Manager shall report at least quarterly to the Trust's Trustees in writing for its review on the following matters: (i) all Permitted Payments made to Qualified Recipients, the identity of the Qualified Recipient of each Payment and the purpose for which the amounts were expended; (ii) all costs of each item specified in the second preceding paragraph (making estimates of such costs where necessary or desirable) during the preceding calendar or fiscal quarter; and (iii) all fees of the Trust to the Manager paid or accrued during such quarter.

     The Plan defines as the Trust's Independent Trustees those Trustees who are not "interested persons" of the Trust as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan. The Plan, unless terminated as hereinafter provided, continues in effect from year to year only so long as such continuance is specifically approved at least annually by the Trust's Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance. In voting on the implementation or continuance of the Plan, those Trustees who vote to approve such implementation or continuance must conclude that there is a reasonable likelihood that the Plan will benefit the Trust and its shareholders. The Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Trust. The Plan may not be amended to increase materially the amount of payments to be made without shareholder approval, and all amendments must be approved in the manner set forth above as to continuance of the Plan.

     The Plan states that in the case of a Qualified Recipient which is a principal underwriter of the Trust the Related Agreement shall be the agreement contemplated by Section 15(b) of the 1940 Act since each such agreement must be approved in accordance with, and contain the provisions required by, Rule 12b-1. The Plan also states that in the case of Qualified Recipients which are not principal underwriters of the Trust, the Related Agreements with them shall be approved in accordance with, and contain the provisions required by, Rule 12b-1.

     Under Rule 12b-1, all Related Agreements must be in writing and must contain specified adoption and continuance requirements, including a requirement that they terminate automatically on their "assignment," as that term is defined in the 1940 Act. The other adoption and continuance requirements as to Related Agreements are the same as those described above as to the Plan itself except that: (i) no shareholder action is required for the approval of Related Agreements, and (ii) termination by Trustee or shareholder action as there described may be on not more than 60 days' written notice.

     During the Trust's fiscal years ended September 30, 2001, 2000 and 1999 no Qualified Payments were made by the Manager to Qualified Recipients.

     The formula under which the payments described above may be made under the Plan by the Manager was arrived at by considering a number of factors. One of such factors is that such payments are designed to provide incentives for Qualified Recipients (i) in the case of Qualified Recipients which are principal underwriters, to act as such and (ii) in the case of all Qualified Recipients, to devote substantial time, persons and effort to the sale of the shares of the Trust. Another factor is that such payments by the Manager to Qualified Recipients provide the only incentive for Qualified Recipients to do so since there is no sales charge on the sale of the Trust's shares. Another factor is that the Trust is one of a group of funds having certain common characteristics. Each such fund (i) is a money market fund; and (ii) has as its investment adviser a banking institution or an affiliate which invests assets over which it has investment authority in money market funds advised by other banking institutions or affiliates. The marketing of the Trust's shares may be facilitated since each such institution can, due to these common characteristics, be fully and currently informed as to the quality of the investments of and other aspects of the operations of each of the other funds and if such an investment is otherwise appropriate, can, although not required to do so, invest assets over which it has investment authority in one or more of the other funds.

                              Taxation of the Trust

     The Trust qualified during its last fiscal year as a "regulated investment company" under the Code, and intends to continue to so qualify. If it does so qualify, it will not be liable for Federal income taxes on amounts paid by it as dividends and distributions.

                                   Underwriter

     The Trust does not currently offer shares and has no underwriting agreement.

                                   Performance

     From time to time, the Trust may advertise its "current yield" and its "effective yield" (also referred to as "effective compound yield"). Both yield figures are based on historical earnings and are not intended to indicate future performance. The current yield of a fund refers to the net income generated by an investment in that fund over a stated seven-day period. This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The Trust may also advertise or quote its effective yield, which is calculated similarly, but, when annualized, the income earned by an investment in the Trust is assumed to be reinvested. The effective yield will be slightly higher than the current yield because of the compounding effect of this assumed reinvestment.

     In addition, the Trust may also compare its performance to other income-producing securities such as (i) money market funds; (ii) various bank products, including both those that are insured (e.g., deposit obligations) and those that are not (e.g., investment instruments offered by affiliates of banks); and (iii) U.S. Treasury Bills or Notes. There are differences between these income-producing alternatives and the Trust other than their yields, some of which are summarized below.

     The yield of the Trust is not fixed and will fluctuate. In addition, your investment is not insured and its yield is not guaranteed. There can be no assurance that the Trust will be able to maintain a stable net asset value of $1.00 per share. Although the yields of bank money market deposit accounts and NOW accounts will fluctuate, principal will not fluctuate and is insured by the Federal Deposit Insurance Corporation up to $100,000. Bank passbook savings accounts normally offer a fixed rate of interest, and their principal and interest are also guaranteed and insured. Bank certificates of deposit offer fixed or variable rates for a set term. Principal and fixed rates are guaranteed and insured. There is no fluctuation in principal value. Withdrawal of these deposits prior to maturity will normally be subject to a penalty. Investment instruments, such as repurchase agreements and commercial paper, offered by affiliates of banks are not insured by the Federal Deposit Insurance Corporation. In comparing the yields of one money market fund to another, consideration should be given to each fund's investment policy, portfolio quality, portfolio maturity, type of instruments held and operating expenses.

                          CHURCHILL CASH RESERVES TRUST
                            PART C: OTHER INFORMATION

Financial Statements

               Incorporated by reference into Part B:
               Report of Independent Certified Public
                  Accountants
               Statement of Assets and Liabilities as of
                  September 30, 2001
               Statement of Operations for the year ended
                  September 30, 2001
               Statement of Changes in Net Assets for the
                  years ended September 30, 2001 and 2000
               Statement of Investments as of September 30, 2001
               Notes to Financial Statements
               Per Share Income and Capital Changes

            Included in Part C:
               Consent of Independent Certified Public
                  Accountants

 ITEM 23 Exhibits:

          (a) Supplemental Declaration of Trust Amending and Restating the Declaration of Trust (ii)

          (b) By-laws (iii)

          (c) Instruments defining rights of shareholders

               The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Trust. Each share represents an equal proportionate interest in the Trust with each other share of its class; shares of the respective classes represent proportionate interests in the Trust in accordance with their respective net asset values. Upon liquidation of the Trust, shareholders are entitled to share pro-rata in the net assets of the Trust available for distribution to shareholders, in accordance with the respective net asset values of the shares of each of the Trust's classes at that time. All shares are presently divided into four classes; however, if they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Trust may create additional classes of shares, which may differ from each other as provided in rules and regulations of the Securities and Exchange Commission or by exemptive order. The Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case any such series will have a designation including the word "Series"). See the Additional Statement for further information about possible additional series. Shares are fully paid and non-assessable, except as set forth under the caption "General Information" in the Additional Statement; the holders of shares have no pre-emptive or conversion rights, except that Class C Shares automatically convert to Class A Shares after being held for six years.

     At any meeting of shareholders, shareholders are entitled to one vote for each dollar of net asset value (determined as of the record date for the meeting) per share held (and proportionate fractional votes for fractional dollar amounts). Shareholders will vote on the election of Trustees and on other matters submitted to the vote of shareholders. Shares vote by classes on any matter specifically affecting one or more classes, such as an amendment of an applicable part of the Distribution Plan. No amendment may be made to the Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Trust except that the Trust's Board of Trustees may change the name of the Trust. The Trust may be terminated (i) upon the sale of its assets to another issuer, or (ii) upon liquidation and distribution of the assets of the Trust, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Trust.

          (d) (i) Investment Advisory and Administration
              Agreement (iv)


          (e) Not applicable

          (f) Not applicable

          (g)  (i) Custody Agreement (i)

          (h)  Not applicable

          (i)  Not applicable

          (j) Not applicable

          (k) Not applicable

          (l) Not applicable

          (m) (i) Distribution Plan (ii)

          (n) Not applicable

     (i)  Filed as an exhibit to Registrant's Post-Effective
Amendment No. 12 dated November 29, 1995 and incorporated herein by reference.

     (ii) Filed as an exhibit to Registrant's Post-Effective
Amendment No. 14 dated January 23, 1997 and incorporated herein by reference.

(iii)  Filed as an exhibit to Registrant's Post-Effective
Amendment No. 17 dated January 29, 1999 and incorporated herein by reference.


ITEM 24. Persons Controlled By or Under Common Control with
         Registrant

         None

ITEM 25. Indemnification

     Subdivision (c) of Section 12 of Article SEVENTH of Registrant's Amended and Restated Declaration of Trust, filed as Exhibit 1 to Registrant's Post-Effective Amendment No. 14 dated January, 1997 is incorporated herein by reference. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. Business & Other Connections of Investment Adviser and
Sub-Adviser

     The business and other connections of Aquila Management Corporation, the Trust's Investment Adviser and Administrator is set forth in the prospectus (Part A); the business and other connections of Mr. Lacy B. Herrmann, its controlling shareholder are set forth in the Statement of Additional Information (Part B). For information as to the business, profession, vocation, or employment of a substantial nature of its Directors and officers, reference is made to the Form ADV filed by it under the Investment Advisers Act of 1940.


ITEM 27. Principal Underwriters

         None

ITEM 28. Location of Accounts and Records

All such accounts, books, and other documents are maintained by the Manager, the Sub-Adviser the custodian, and the transfer agent, whose addresses appear in or on the back cover pages of the Prospectus and the Statement of Additional Information.



ITEM 29. Management Services

         Not applicable.

ITEM 30. Undertakings

     (a) Not applicable.

     (b) Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 25th day of January, 2002.


                              CHURCHILL CASH RESERVES TRUST
                                    (Registrant)


                                   /s/ Lacy B. Herrmann
                              By____________________________
                                 Lacy B. Herrmann, President
                                  and Chairman of the Board